Exhibit 12.1

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Suite 1500
New York, NY 10017

Tel (212) 878-7900 Fax (212) 692-0940

www.foxrothschild.com

April 24, 2017

Rabble One, LLC

154 Grand Street

New York, NY 10013

Re:	Securities Qualified under Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel to Rabble One, LLC, a Delaware series limited liability company (the “Company”), in connection with its filing of an Offering Statement on Form 1-A (CIK No. 0001690021) (as amended or supplemented, the “Offering Statement”) pursuant to Rule 252(d) of Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), relating to the qualification of the Offering Statement and the offering by the Company of up to 5,500 Series A units of the Company (the “Series A Units”) and up to 550 Series B units of the Company (the “Series B Units”).

In acting as special counsel for the Company and arriving at the opinions expressed below, we have examined or relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations set forth herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Series A Units and the Series B Units are or will be, upon issuance, duly authorized, and when the Offering Statement has been declared effective by order of the Securities and Exchange Commission (the “Commission”) and the Series A Units and the Series B Units have been issued and sold in the manner contemplated by and upon the terms and conditions set forth in the Offering Statement, that certain Limited Liability Company Agreement of Rabble One, LLC, dated as of November 14, 2016, which is included in the Offering Statement as Exhibit 2.2, that certain Separate Series Operating Agreement of Rabble One Series A, a form of which is included in the Offering Statement as Exhibit 2.3, that certain Separate Series Operating Agreement of Rabble One Series B, a form of which is included in the Offering Statement as Exhibit 2.4, and that certain Investor Subscription Agreement, a form of which is included in the Offering Statement as Exhibit 4.1, and consideration for the Series A Units and the Series B Units has been received by the Company, the Series A Units and the Series B Units will be validly issued and no holder of the Series A Units or the Series B Units shall be obligated to make additional payments or contributions to the Company or its creditors solely by reason of such holder’s ownership of the Series A Units or the Series B Units.

Rabble One, LLC

April 24, 2017

We express no opinion with respect to laws other than those of the federal law of the United States of America and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

This opinion letter has been prepared for your use in connection with the offer and sale of the Series A Units and the Series B Units, speaks as of the date the Offering Statement is declared effective by the Commission, and we assume no obligation to advise you of any changes in the foregoing subsequent to that date.

We hereby consent to the inclusion of this opinion as Exhibit 12.1 to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Statement, including any amendments and supplements to the foregoing. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fox Rothschild LLP